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                       New Century Financial Corporation            Exhibit 11.1
                Statement Re Computation of Per Share Earnings

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                                                       Six Months Ended June 30,      Three Months Ended June 30,
                                                   --------------------------------------------------------------
                                                         1999            1998           1999            1998
                                                   --------------------------------------------------------------
Basic:

Net earnings                                           $20,691,000     $13,725,000    $10,879,000    $  7,492,000
                                                    =============================================================
    Weighted average common shares outstanding          14,299,783      14,037,678     14,353,488      14,070,835
                                                   --------------------------------------------------------------
Earnings per share                                     $      1.45     $      0.98    $      0.76    $       0.53
                                                    =============================================================
Diluted:

Net earnings                                           $20,691,000     $13,725,000    $10,879,000    $  7,492,000
                                                    =============================================================
Weighted average number of common and common
 equivalent shares outstanding:
   Weighted average common shares outstanding           14,299,783      14,037,678     14,353,488      14,070,835
   Dilutive effect of convertible preferred stock,
    stock options and warrants, after application        3,769,039         869,200      3,814,245         947,744
                                                   --------------------------------------------------------------
                                                        18,068,821      14,906,878     18,167,732      15,018,579
                                                    =============================================================
Earnings per share                                     $      1.15     $      0.92    $      0.60     $      0.50
                                                    =============================================================
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